Exhibit 21
MasTec, Inc.
AFFILIATED ENTITIES
NORTH AMERICA

Church & Tower, Inc. (FL)	(100% owned by MasTec, Inc.)

Integral Power & Telecommunications Incorporated (Canadian)	(100% owned by Phasecom Systems, Inc.)

MasTec Asset Management Company, Inc. (NV)	(100% owned by MasTec, Inc)

MasTec Contracting Company, Inc. (NV)	(100% owned by MasTec, Inc)

MasTec North America, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec North America AC, LLC (FL)	(Sole member — MasTec North America, Inc.)

MasTec Services Company, Inc. (FL)
f/k/a Central America Construction, Inc.	(100% owned by MasTec, Inc.)

Phasecom Systems Inc. (Canadian)	(100% owned by MasTec, Inc.)

GlobeTec Construction, LLC (Florida)	(51% owned by MasTec North America, Inc.)

Direct Star TV LLC (NC)	(100% owned by MasTec, Inc.)
Holding Companies

MasTec FC, Inc. (NV)	(100 % owned by MasTec, Inc.)

MasTec of Texas, Inc. (TX)	(100% owned by MasTec, Inc.)

MasTec TC, Inc. (NV)	(100% owned by MasTec, Inc.)
INTERNATIONAL
Latin America

Aidco de Mexico, S.A. de C.V. (Mex.)	(98% owned by MasTec, Inc.) (2% owned by MasTec International Holdings, Inc.)

MasTec Latin America, Inc. (DE)	(100% owned by MasTec, Inc.)

Acietel Mexicana, S.A. (Mex.)	(99% owned by Dresser Acquisition Company) (1% owned by MasTec International Holdings, Inc.)

MasTec Brasil S/A (Brazil)	(88% owned by MasTec Latin America, Inc.)
CIDE Engenharia, Ltda. (Brazil)	(100% owned by MasTec Brasil S/A)

MasTec Participações Do Brasil LTDA	(100% owned by MasTec, Inc.)

MasTelecom Europe I APS (Denmark)	(100% owned by MasTec, Inc.)

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MasTelecom Europe II BV (Netherlands)	(100% owned by MasTelecom Europe I APS)

MasTelecom S. DE R.L. DE C.V	(100% owned by MasTelecom Europe II BV)
(Mexico)

Pantel Inversiones de Venezuela, CA	(100% owned by MasTec Venezuela, Inc.)
(Venezuela)
Burntel Telecommunications, C.A.	(50% owned by Pantel Inversiones)
Holding Companies

MasTec Brazil, Inc. (FL)	(100% owned by MasTec, Inc.)
MasTec Brazil II, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Venezuela, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Spain, Inc. (FL)	(100% owned by MasTec, Inc.)

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